Highbury Financial Inc. Reports Financial and Operating Results
for the First Quarter of 2008

Company Reports Basic and Diluted EPS of $0.07 and Basic and Diluted Cash EPS of $0.10

Denver, Colorado, May 2, 2008 — Highbury Financial Inc. (OTCBB: HBRF, HBRFW, HBRFU) today reported its financial and operating results for the quarter ended March 31, 2008.

Net income for the first quarter of 2008 was $624,279 compared to net income of $974,899 for the first quarter of 2007. Cash Net Income was $906,601 for the first three months of 2008, compared to $1,234,731 for the first three months of 2007. Basic and diluted Cash Net Income per share (“Cash EPS”) for the first quarter of 2008 were $0.10 and $0.10, respectively, compared to $0.13 and $0.11, respectively, for the first quarter of 2007. (Cash Net Income is defined in the attached tables.) Basic and diluted earnings per share for the first three months of 2008 were $0.07 and $0.07, respectively, compared to basic and diluted earnings per share of $0.10 and $0.09, respectively, for the first three months of 2007.

For the first quarter of 2008, revenue was $9,279,047, compared to $11,055,186 for the first quarter of 2007. Adjusted EBITDA for the first three months of 2008 was $1,074,172, compared to $1,583,695 for the first three months of 2007. (Adjusted EBITDA is defined in the attached tables.)

As of March 31, 2008, Highbury had approximately $4.7 billion of total assets under management, compared to approximately $5.1 billion as of December 31, 2007 and approximately $5.5 billion as of March 31, 2007. As of March 31, 2008, mutual fund assets under management were approximately $4.5 billion, compared to approximately $5.0 billion as of December 31, 2007 and approximately $5.2 billion as of March 31, 2007.  For the first quarter of 2008, the decline in mutual fund assets under management resulted from market depreciation and other adjustments, including distributions of income and gain, reinvestments of distributions, and other items, of $457 million which was partially offset by net client inflows, which  represent aggregate contributions from new and existing clients less withdrawals, of approximately $12 million.  During the period, separate account assets under management increased from $145 million to $151 million. In the first quarter of 2008, Aston opened three new mutual funds.

Richard S. Foote, Highbury’s President and Chief Executive Officer, stated, “In the first quarter of 2008, Highbury’s weighted average assets under management totaled approximately $4.7 billion with a weighted average fee basis of 0.74%. We expect Highbury’s 2008 Adjusted EBITDA to be 18.2% of affiliate revenue less holding company expenses.”

Mr. Foote concluded, “As of March 31, 2008, Highbury had cash and equivalents and investments of $8.6 million and no debt outstanding. During the first quarter of 2008, Highbury used $3.6 million to repurchase 400,372 shares and 1,836,292 warrants, resulting in shares and warrants outstanding as of March 31, 2008 of 9,126,628 and 13,983,708, respectively.”

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. We pursue acquisition opportunities and seek to establish accretive partnerships with high quality investment management firms. Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by asset class, investment style, distribution channel, client type and management team. We intend to fund acquisitions with our revolving credit facility, other external borrowings, retained earnings (if any), additional equity and other sources of capital, including seller financing and contingent payments.

Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of advised or sponsored investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Highbury; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (12) the ability to attract and retain highly talented professionals; and (13) the impact of changes to tax legislation and, generally, the tax position of Highbury.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Highbury Financial Inc.
Financial Highlights

	Three Months	Three Months
	Ended	Ended
	March 31, 2008	March 31, 2007

Revenue	$9,279,047	$11,055,186

Net Income	$624,279	$974,899

Cash Net Income (1)	$906,601	$1,234,731

Adjusted EBITDA (2)	$1,074,172	$1,583,695

Average shares outstanding - basic	9,261,221	9,527,000

Earnings per share - basic	$0.07	$0.10

Average shares outstanding - diluted	9,261,221	11,445,418

Earnings per share - diluted	$0.07	$0.09

Highbury Financial Inc.
Financial Highlights

	March 31, 2008	December 31, 2007

Cash and cash equivalents and investments	$8,641,362	$11,912,052

Senior debt	$—	$—

Senior convertible debt	$—	$—

Mandatory convertible securities	$—	$—

Other long term obligations	$835,510	$844,980

Stockholders’ equity	$40,847,256	$43,781,671

Highbury Financial Inc.
Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	March 31, 2008	March 31, 2007

Average shares outstanding - basic	9,261,221	9,527,000
Dilutive impact of warrants	—	1,918,418
Average shares outstanding - diluted	9,261,221	11,445,418

 Highbury Financial Inc.
Reconciliations of Performance and Liquidity Measures

	Three Months	Three Months
	Ended	Ended
	March 31, 2008	March 31, 2007

Net Income	$624,279	$974,899
Intangible amortization	—	—
Intangible-related deferred taxes	233,263	224,968
Affiliate depreciation	49,059	34,864
Other non-cash expenses	—	—
Cash Net Income (1)	$906,601	$1,234,731

Net Income	$624,279	$974,899
Income tax expense	400,834	573,932
Interest expense	—	—
Intangible amortization	—	—
Depreciation and other amortization	49,059	34,864
Other non-cash expenses	—	—
Adjusted EBITDA (2)	$1,074,172	$1,583,695

Highbury Financial Inc.
Consolidated Balance Sheets

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$5,248,750	$7,276,545
Investments	3,392,612	4,635,507
Accounts receivable	3,263,469	3,502,142
Prepaid expenses	177,325	270,086
Other current assets	-	-
Total current assets	12,082,156	15,684,280

Other Assets
Fixed assets, net	944,957	991,260
Identifiable intangibles	25,270,000	25,270,000
Goodwill	7,046,412	7,046,412
Deferred income tax assets	772,532	952,209
Other long-term assets	171,883	169,464
Total other assets	34,205,784	34,429,345

Total assets	$46,287,940	$50,113,625

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,576,759	$4,549,216
Income taxes payable	188,415	97,758
Total current liabilities	3,765,174	4,646,974

Deferred rent	835,510	844,980
Total liabilities	4,600,684	5,491,954

Minority interest (3)	840,000	840,000

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, authorized 1,000,000 shares; none issued	-	-
Common stock, $0.0001 par value, authorized 50,000,000 shares; 9,126,628 and 9,527,000 shares issued and outstanding as of March 31, 2008 and December 31, 2008, respectively	913	953
Additional paid-in capital	51,834,830	55,393,484
Accumulated deficit	(10,988,487)	(11,612,766)
Total stockholders' equity	40,847,256	43,781,671

Total liabilities and stockholders' equity	$46,287,940	$50,113,625

Highbury Financial Inc.
Consolidated Statements of Income

	Three Months Ended March 31,
	2008	2007

Revenue	$9,279,047	$11,055,186

Operating expenses:
Distribution and sub-advisory costs	4,351,403	5,226,124
Compensation and related expenses	1,534,184	1,328,764
Depreciation and amortization	49,059	34,864
Other operating expenses	1,334,468	1,410,100
Total operating expenses	7,269,114	7,999,852
Operating income	2,009,933	3,055,334

Other income:
Interest income	54,011	69,686
Investment income (loss)	(178,824)	19,635
Total other income	(124,813)	89,321

Income before minority interest	1,885,120	3,144,655

Minority interest in net income of subsidiary (3)	860,007	1,595,824

Income before provision for income taxes	1,025,113	1,548,831

Provision for income taxes	400,834	573,932

Net income for the period	$624,279	$974,899

Weighted average shares outstanding, basic	9,261,221	9,527,000
Net income per share, basic	$0.07	$0.10

Weighted average shares outstanding, diluted	9,261,221	11,445,418
Net income per share, diluted	$0.07	$0.09

Highbury Financial Inc.
Consolidated Statements of Cash Flow

	Three Months Ended March 31,
	2008	2007

Cash flows from operating activities:
Net income for the period	$624,279	$974,899

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,059	34,864
Deferred tax assets	179,677	227,688
Unrealized investment (gain) loss	178,824	(19,635)
Minority interest in net income of subsidiary	860,007	1,595,824
Deferred rent	(9,470)	68,053
Changes in operating assets and liabilities:
(Increase) / decrease in accounts receivable	238,673	42,862
(Increase) / decrease in prepaid expenses	92,761	92,670
(Increase) / decrease in other current assets	-	13,670
(Increase) / decrease in other long term assets	-	(677)
Increase / (decrease) in other accounts payable and accrued expenses	(877,393)	835,756
Increase / (decrease) in income taxes payable	90,657	74,244

Net cash provided by operating activities	1,427,074	3,940,218

Cash flows from investing activities:
Purchase of investments	(2,000,000)	(2,499,981)
Proceeds from sale of investments	3,064,071	-
Payment of deferred acquisition costs	(2,419)	-
Purchase of property and equipment	(2,756)	(81,923)
Net cash provided by (used in) investing activities	1,058,896	(2,581,904)

Cash flows from financing activities:
Distributions paid to minority interest holders	(955,070)	-
Redemption of common stock	(1,735,611)	-
Repurchase of warrants	(1,823,084)	-
Net cash used in financing activities	(4,513,765)	-

Net increase (decrease) in cash and cash equivalents	(2,027,795)	1,358,314
Cash and cash equivalents at beginning of period	7,276,545	6,248,705
Cash and cash equivalents at end of period	$5,248,750	$7,607,019

Supplemental schedule of non-cash financing and investing activities:
Leasehold improvements paid by landlord	$-	$522,360

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$130,500	$272,000

Highbury Financial Inc.

Notes

(1)
As supplemental information, we provide a non-GAAP performance measure that we refer to as Cash Net Income. This measure is provided in addition to, but not as a substitute for, GAAP Net Income. Cash Net Income means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) deferred taxes related to intangible assets, plus (d) affiliate depreciation, plus (e) other non-cash expenses. We consider Cash Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of our interest in our affiliated investment management firm. Cash Net Income is not a measure of financial performance under GAAP and, as calculated by us, may not be consistent with computations of Cash Net Income by other companies. Cash Net Income is used by our management and board of directors as a performance benchmark.

Since our acquired assets do not generally depreciate or require replacement by us, and since they generate deferred tax expenses that are unlikely to reverse, we add back these non-cash expenses to Net Income to measure operating performance. We will add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) that we do not amortize but which generates tax deductions is added back, because these accruals would be used only in the event of a future sale of Aston or an impairment charge, which we consider unlikely. We will add back the portion of consolidated depreciation expense incurred by Aston because under Aston’s operating agreement we are not required to replenish these depreciating assets. We also add back expenses that we incur for financial reporting purposes for which there is no corresponding cash expense because such expenses cause our Net Income to be understated relative to our ability to generate cash flow to service debt, if any, finance accretive acquisitions, and repurchase securities, if appropriate.

(2)
As supplemental information, we provide information regarding Adjusted EBITDA, a non-GAAP liquidity measure. This measure is provided in addition to, but not as a substitute for, cash flow from operations. Adjusted EBITDA means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation, plus (e) other non-cash expenses, plus (f) income tax expense. This definition of Adjusted EBITDA is consistent with the definition of EBITDA used in our credit facility. Adjusted EBITDA, as calculated by us, may not be consistent with computations of Adjusted EBITDA by other companies. As a measure of liquidity, we believe that Adjusted EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements. We provide this non-GAAP measure because our management uses this information when analyzing the Company’s financial position.

(3)
Minority interest on the Company’s income statement represents the profits or losses allocated to the Aston management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by the Aston management.